Exhibit 10.1

NATIONAL FUEL GAS COMPANY

2010 EQUITY COMPENSATION PLAN

Amended and Restated December 7, 2023

SECTION 1

PURPOSE

The purpose of the Plan is to is advance the interests of the Company and its stockholders by (i) incentivizing superior performance of Employees of the Company and its Subsidiaries by means of a long term, equity based compensation program and (ii) enhancing the ability of the Company and its Subsidiaries to attract and retain in its employ highly qualified persons for the successful conduct of their businesses.

SECTION 2

DEFINITIONS

“Adjustment Event” means any stock dividend, stock split or share combination in respect of, or extraordinary cash dividend on, the Common Stock or any recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, dissolution, liquidation, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affecting the Common Stock.

“Alternative Award” has the meaning ascribed to it in Section 12 of this Plan.

“Award” means any grant of an Option, a SAR, a Restricted Stock Unit, Restricted Stock, a Performance Award or Other Stock-Based Award under this Plan.

“Award Notice” means a notice from the Company to a Participant, in electronic or written form, that sets forth the terms and conditions of an Award, in addition to those terms and conditions established by this Plan and by the Committee’s exercise of its administrative powers.

“Board” means the Board of Directors of the Company.

“Cause” means (i) the willful and continued failure by an Employee (regardless of the Employee’s age) to substantially perform his duties with his Employer after written warnings specifically identifying the lack of substantial performance are delivered to him by his Employer, or (ii) the willful engaging by an Employee (regardless of the Employee’s age) in illegal conduct which is materially and demonstrably injurious to the Company or a Subsidiary.

“Change in Control” shall be deemed to have occurred at such time as:

(i) any “person” within the meaning of Section 13(d) of the Exchange Act, other than the Company, a Subsidiary, or any employee benefit plan or plans sponsored by the Company or any Subsidiary, is or has become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors or more than twenty percent (20%) of the fair market value of all classes of the Company’s outstanding stock;

(ii) consummation of any consolidation or merger immediately following which the persons who, immediately prior to the consolidation or merger, held the capital stock of the Company do not hold, immediately following such transaction, (x) at least a majority of the stock ordinarily entitled to vote in the election of directors of the corporation surviving such consolidation or merger (or of the ultimate parent corporation in an unbroken chain which owns, directly or indirectly, a majority of the capital stock of such entity) or (y) stock in the entity described in subclause (x) that represents at least

50% of the fair market value of all classes of stock of such entity, in either case, in substantially the same proportionate ownership as such persons held immediately before such consolidation or merger,

(iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or

(iv) individuals who constitute the Board at the beginning of the 12 month period ended on the date of determination (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least 75% of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as nominee for director without objection to such nomination) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan.

“Common Stock” means the common stock of the Company.

“Company” means National Fuel Gas Company.

“Disability”, with respect to any Participant occurs, unless otherwise provided for in an Award Notice, when and if, as a result of disease, injury or mental disorder, the Participant is incapable of engaging in regular employment or occupation with the Company or a Subsidiary and if and so long as the Social Security Administration has determined that the Participant is disabled; provided that, the Participant will not be considered to have a Disability under the Plan if the condition giving rise to the disability (i) was contracted, suffered or incurred by reason of being or having been engaged in any criminal or illegal activity, (ii) resulted from the Participant’s habitual drunkenness or narcotic or drug addiction, (iii) resulted from an intentionally self-inflicted injury or (iv) resulted from service in the armed forces for which a military allowance or pension is paid.

“Dividend Equivalents” means an amount equal to the regular cash dividends paid by the Company upon one share of Common Stock.

“Effective Date” means the date following adoption of this Plan by the Board, on which this Plan is approved by a majority of the votes cast at a duly constituted meeting of the shareholders of the Company.

“Employee” means an officer or other management employee of the Company or Subsidiary.

“Employer” means, with respect to any Employee or Participant, whichever of the Company or any of its Subsidiaries employs such person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Executive Officer” means any “officer” within the meaning of Rule 16a-1(f) promulgated under the Exchange Act.

“Fair Market Value” of a share of Common Stock on any date means the average of the high and low sales prices of a share of Common Stock as reflected in the next day reports of the high and low sales prices of a share of Company Common Stock, as reported on either www.bloomberg.com or www.yahoo.com (or, if no such shares were publicly traded on that date, the next preceding date that such shares were so traded); provided, however, that if shares of Common Stock shall not have been traded for more than five (5) trading days immediately preceding such date, Fair Market Value shall mean the closing price on the immediately preceding date on which stock transactions were so reported.

“Grant Price” means, with respect to a SAR, the Fair Market Value of a share of Common Stock measured as of the date the SAR is granted to a Participant or such greater amount as shall be determined by the Committee and specified in the applicable Award Notice.

“ISO” means an Option that is an “incentive stock option” within the meaning of section 422 of the Code.

“Nonqualified Stock Option” means an Option that is not an ISO.

“Option” means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an ISO or (ii) Nonqualified Stock Option.

“Other Stock-Based Award” means an Award made pursuant to, and in accordance with the requirements of Section 10 of the Plan.

“Participant” means any individual to whom an Award has been granted by the Committee under this Plan.

“Performance Awards” means Awards of Performance Shares or Performance Units, or any other Award granted under this Plan, the vesting of which is conditioned upon attainment of Performance Goals.

“Performance Cycle” means the period selected by the Committee during which the performance of the Company or any Subsidiary or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

“Performance Goals” means the objectives for the Company, any Subsidiary or business unit thereof, or Participant that may be established by the Committee for a Performance Cycle with respect to any performance-based Awards contingently granted under the Plan. The performance measure(s) to be used for purposes of Awards granted under the Plan shall be established by the Committee, including, but not limited to, one or more measures chosen from among the following, as applied to the Company or to any Subsidiary or combination of Subsidiaries, whether on a relative or a comparative basis: (i) earnings per share, (ii) net income (before or after taxes), (iii) return measures (including, but not limited to, return on assets, equity or sales), (iv) cash flow return on investments which equals net cash flows divided by owners equity, (v) earnings before or after taxes, depreciation and/or amortization; (vi) gross revenues, (vii) operating income (before or after taxes); (viii) total shareholder return, (vi) corporate performance indicators (indices based on the level of certain expenses, certain objectively measurable operational events or certain services provided to customers), (x) cash generation, profit and/or revenue targets, (xi) growth measures, including revenue growth, reserve growth or reserve replacement, whether or not as compared to a peer group or other benchmark and/or (xii) share price (including, but not limited to, growth measures and total shareholder return). In setting performance goals using these performance measures, and in determining actual performance relative to these performance measures, the Committee may exclude the effect of changes in accounting standards and events impacting the comparability of results of operations or financial condition, as specified by the Committee, such as write-offs, capital gains and losses, and acquisitions and dispositions of businesses.

“Performance Shares” means an Award constituting units denominated in Common Stock, the number of which such units may be adjusted over a Performance Cycle based upon the extent to which Performance Goals have been satisfied.

“Performance Unit” means a dollar denominated unit (or a unit denominated in the Participant’s local currency) granted pursuant to the Plan, payable upon the extent of the achievement of the applicable Performance Goals.

“Permitted Transferees” has the meaning ascribed to it in Section 14 of this Plan.

“Plan” means this National Fuel Gas Company 2010 Equity Compensation Plan. Any reference in the Plan to a Section or paragraph number refers to that portion of the Plan.

“Restricted Period” means the period of time during which Restricted Stock Units or shares of Restricted Stock are subject to forfeiture or restrictions on transfer (if applicable) pursuant to Section 8 of the Plan.

“Restricted Stock” means Common Stock awarded to a Participant pursuant to the Plan that is subject to forfeiture and restrictions on transferability in accordance with Section 8 of the Plan.

“Restricted Stock Unit” means a Participant’s right to receive, pursuant to Section 8 of this Plan, one share of Common Stock (or the equivalent value thereof in cash), at the end of a specified period of time, which right is subject to forfeiture in accordance with Section 8 of the Plan.

“Retirement” means, unless another definition is incorporated into the applicable Award Notice, a termination of the Participant’s employment or service at or after the Participant reaches age 60, but not including a termination for Cause.

“Section 409A” means Section 409A of the Code and the applicable rules, regulations and guidance promulgated thereunder.

“Settlement Payment” has the meaning ascribed to it in Section 12 of this Plan.

“Stock Appreciation Right” or “SAR” means a stock appreciation right granted under Section 7 of the Plan in respect of one or more shares of Common Stock that entitles the holder thereof to receive, in cash or Common Stock as determined by the Committee in its discretion (which discretion may be exercised at or after grant, including after exercise of the SAR), an amount per share of Common Stock equal to the excess, if any, of the Fair Market Value on the date the SAR is exercised over the Grant Price.

“Subsidiary” means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of more than fifty percent (50%).

“Trust” has the meaning ascribed to it in Section 14(a) of the Plan.

SECTION 3

ADMINISTRATION

(a) Administration. The Plan shall be administered by the Committee. The Committee shall have sole and complete authority to (i) interpret the Plan and Awards made under the Plan, including by resolving any omission or correcting any defect in the Plan or any Award, (ii) establish such administrative rules, regulations and procedures as it deems necessary or appropriate for the proper administration of the Plan, (iii) select the Employees to receive Awards under the Plan, (iv) determine the form of each Award, the number of shares subject to each Award and all the terms and conditions of each Award, (v) determine whether Awards are to be granted singly, in combination or in the alternative, (vi) grant waivers of Plan terms and conditions (vii) modify an Award, to the extent permissible by applicable law, including without limitation Section 409A, and (viii) take any and all other action it deems advisable for the proper administration of the Plan. Notwithstanding the foregoing, without the express approval of stockholders, the Committee shall not have the authority to grant Awards in replacement of Awards previously granted under the Plan. All determinations of the Committee shall be final, binding and conclusive.

(b) Delegation by the Committee. Notwithstanding any other provision of this Plan or an Award Notice, but subject to applicable law, the Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer or to other senior officers of the Company, provided, however, that only the Committee may select and grant Awards and render other decisions as to the timing, pricing and amount of Awards to Participants who are Executive Officers.

(c) Indemnification. No member of the Committee shall be personally liable for any act, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination related to the Plan, if, in any case, such member, director or employee made or took such action, omission, or determination in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.

(d) 409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee, nor any of the Company’s directors, officers or employees shall have any liability to any person in the event Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees.

SECTION 4

ELIGIBILITY

The Committee may grant an Award pursuant to the Plan to any Employee it shall designate. The Committee may grant any or all of the Awards specified herein to any particular Participant (subject to the applicable limitations set forth in the Plan). Receipt of an Award of one type, or in any year or other period, shall neither entitle an Employee to receive, nor disqualify an Employee from receiving, another type of Award, or an Award in any future year or period. An Award may be made for one year or multiple years without regard to whether any other type of Award is made for the same year or years.

SECTION 5

SHARES AVAILABLE FOR AWARDS

(a) Number. Subject to the provisions of this Section 5, the maximum number of shares of Common Stock that are available for Awards under the Plan shall not exceed twelve million, four hundred thousand (12,400,000) shares. For purposes of determining compliance with the limit set forth in this Section 5(a), any shares subject to an Award which is (i) an Option or SAR shall be counted against this limit as one (1) share for every share subject to such Award, and (ii) not an Option or SAR shall be counted against such limit as 1.8 shares for every share subject to such Award. To the extent that shares issued upon the reinvestment of dividends pursuant to the terms of the Company’s Deferred Compensation Plan for Directors and Officers are counted against the limit set forth in this Section 5(a), such shares shall be counted against such limit as one (1) share for every share issued. Notwithstanding the foregoing, if an Award is issued in tandem with any other Award (such that it is only possible to benefit under either but not both Awards), the shares subject to such Awards shall be counted only once against such limit, based on the Award that represents the greatest allocation of shares for this purpose.

(b) Reserved

(c) Canceled, Terminated, or Forfeited Awards, etc. Any shares of Common Stock subject to an Award (or any portion thereof) which for any reason lapses, is canceled, forfeited or terminated or otherwise is settled without the issuance of Common Stock shall be available for future grants under the Plan. The number of shares available for grant pursuant to the immediately preceding sentence shall be determined based on the number of shares counted against the limit in Section 5(a) with respect to the grant of the corresponding Award. Notwithstanding the foregoing, the following shares of Common Stock shall not be available for the grant of Awards under the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of a Stock Appreciation Right or Option, (ii) shares of Common Stock used to pay the exercise price or withholding taxes related to an Award, or (iii) shares of Common Stock repurchased on the open market with the proceeds from the exercise of any Option.

(d) Adjustment in Capitalization. In the event of any Adjustment Event, (i) the aggregate number of shares of Common Stock available for Awards under this Section 5, (ii) the aggregate limitations on the number of shares that may be awarded as a particular type of Award, and (iii) the aggregate number of shares subject to outstanding Awards and the respective exercise prices or Grant Prices applicable to outstanding Awards shall be equitably adjusted by the Committee, in its discretion, with respect to such Adjustment Event. To the extent deemed equitable and appropriate by the Committee and subject to any required action by shareholders of the Company or of any successor in interest to the Company or any direct or indirect parent corporation of the Company or any such successor, in any Adjustment Event that is a merger, consolidation, reorganization, liquidation, dissolution or similar transaction, any Award granted under the Plan shall be deemed to pertain to the securities and other property, including cash, to which a holder of the number of shares of Common Stock covered by the Award would have been entitled to receive in connection with such Adjustment Event. Any determination made by the Committee pursuant to this Section 5(d) shall be final, binding and conclusive.

SECTION 6

STOCK OPTIONS

(a) Grants. ISOs and Nonqualified Stock Options may be granted to Participants at such time or times as shall be determined by the Committee. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant, provided that ISOs may only be granted to eligible Participants who satisfy the requirements for eligibility set forth under section 424 of the Code, and further provided that Dividend Equivalents shall not be paid or payable on any Option. The grant date of an Option under the Plan will be the date on which the Option is awarded by the Committee, or a specified date in the future including a date relating to the satisfaction of any condition or conditions to the effectiveness of such grant as the Committee shall specify in its sole discretion. Each Option shall be evidenced by an Award Notice that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Option or any part thereof shall become vested or exercisable and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. An Award Notice which does not specify the type of Option granted shall be deemed to specify that each Option granted in that Award Notice shall be a Nonqualified Stock Option.

(b) Exercise Price; No Repricing. The price at which Common Stock may be purchased upon exercise of an Option shall be established by the Committee, but such price shall not be less than the Fair Market Value of the Common Stock on the grant date of the Option. The Committee shall not have the right to reprice an Option under this Plan, including by (i) amending an Option to reduce its exercise price, (ii) canceling an Option at a time when its exercise price exceeds the Fair Market Value of one share in exchange for an Option, SAR, Restricted Stock, Stock Unit or other equity award, unless the cancellation or exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles, provided, however, that adjustments pursuant to Section 5(d) shall not be deemed to be a repricing that is prohibited by this Section 6(b).

(c) Vesting and Exercisability. Unless otherwise provided in Section 11 or Section 12 hereof or in the Participant’s Award Notice, each Option awarded to a Participant under the Plan shall become vested and exercisable in three equal annual installments, subject to the Participant’s continued employment with the Company or Subsidiary through such date. The Committee may provide that Options may also become exercisable, in whole or in part, upon the occurrence of any event specified in the Plan or other condition specified by the Committee at or after the grant date of the applicable Option. In its discretion, the Committee may establish in the Award Notice, conditions based on Performance Goals (in lieu of, or in addition to, time-based vesting) with respect to the exercisability of any Option. No Option shall be exercisable after the tenth anniversary of its grant date.

(d) ISOs. Notwithstanding anything in the Plan to the contrary, no Option that is intended to be an ISO may be granted after the tenth anniversary of the Effective Date of the Plan. No term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the ISO or the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to disqualify any ISO under such Section 422. The number of shares of Common Stock that shall be available for ISOs granted under the Plan is three million (3,000,000) shares.

(e) Payment. The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefore. Payment of the exercise price of an Option may be paid (i) in cash or its equivalent, (ii) by exchanging shares of Common Stock or shares of Restricted Stock, (iii) a combination of the foregoing or (iv) pursuant to such other arrangements as the Committee may deem appropriate, including a cashless exercise program. The Committee, in its sole discretion, may adopt administrative rules, regulations or procedures with respect to any method of exercising an Option, including pursuant to a cashless exercise program, if permitted. The Company may not make a loan to a Participant to facilitate such Participant’s exercise of any of his or her Options or payment of taxes.

SECTION 7

STOCK APPRECIATION RIGHTS

(a) Grants. Awards may be granted in the form of Stock Appreciation Rights and may be granted to any Employee at such time or times as shall be determined by the Committee. Stock Appreciation Rights may be granted on a stand-alone basis or in tandem with another Award granted under the Plan. The grant date of a Stock Appreciation Right under the Plan will be the date on which the Stock Appreciation Right is awarded by the Committee, or a specified date in the future, including a date relating to the satisfaction of any such condition or conditions to the effectiveness of such grant as the Committee shall specify in its sole discretion. Stock Appreciation Rights shall be evidenced by an Award Notice, whether as part of an Award Notice governing the terms of the Options, if any, to which such Stock Appreciation Rights relate or pursuant to a separate Award Notice with respect to freestanding Stock Appreciation Rights, in each case containing such provisions not inconsistent with the Plan as the Committee shall determine, provided that Dividend Equivalents shall not be paid or payable on any Stock Appreciation Right.

(b) Terms and Conditions of SARs. Except as otherwise determined by the Committee at or after grant and subject to the Participant’s continued employment or service with the Company or a Subsidiary through such date, each Stock Appreciation Right awarded to a Participant under the Plan shall become vested and exercisable in accordance with the vesting schedule provided in the applicable Award Notice, but in no event later than ten years from the date of grant. Unless otherwise provided in Section 11 or Section 12 hereof or in the Participant’s Award Notice, each SAR awarded to a Participant under the Plan shall become vested and exercisable in three equal annual installments, subject to the Participant’s continued employment with the Company or Subsidiary through such date. Stock Appreciation Rights may also become exercisable, in whole or in part, upon the occurrence of any event or events as specified in the Plan or specified by the Committee, in its discretion, either at or after the grant date of the applicable Stock Appreciation Right. In its discretion, the Committee may also establish conditions based on Performance Goals (in lieu of, or in addition to, time based vesting) with respect to the exercisability of any Stock Appreciation Rights. No Stock Appreciation Rights shall be exercisable after the tenth anniversary of their grant date. The Committee may impose such conditions with respect to the exercise of Stock Appreciation Rights, including without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable. Notwithstanding the foregoing sentence, the Committee shall not have the right to reprice a SAR under this Plan, including by (i) amending a SAR to reduce its Grant Price, (ii) canceling a SAR at a time when its Grant Price exceeds the Fair Market Value of one share in exchange for an Option, SAR, Restricted Stock, Stock Unit or other equity award, unless the cancellation or exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles, provided, however, that adjustments pursuant to Section 5(d) shall not be deemed to be a repricing that is prohibited by this Section 7(b).

(c) Deemed Exercise. Any SAR not already exercised shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

(d) Payment of SAR Amount. Upon exercise of a SAR, the holder shall be entitled to receive payment, in cash, in shares of Common Stock or in a combination thereof, as determined by the Committee, of an amount determined by multiplying:

(i) the excess, if any, of the Fair Market Value at the date of exercise over the Grant Price, by

(ii) the number of shares of Common Stock with respect to which the SARs are then being exercised; provided that, at the time of grant with respect to any SAR payable in cash, the Committee may establish in the Award Notice, in its sole discretion, a maximum amount per share which will be payable upon the exercise of such SAR.

SECTION 8

RESTRICTED STOCK; RESTRICTED STOCK UNITS

(a) Grants. Restricted Stock and Restricted Stock Units may be granted to Participants at such time or times as shall be determined by the Committee. The grant date of any Restricted Stock or Restricted Stock Units under the Plan will be the date on which such Restricted Stock or Restricted Stock Units are awarded by the Committee, or a specified date in the future, including a date related to the satisfaction of any such condition or conditions to the effectiveness of such grant as the Committee shall specify in its sole discretion. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Notice that shall specify (i) the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, (ii) the applicable Restricted Period(s) and (iii) such other terms and conditions, not inconsistent with the Plan, as the Committee shall determine. Any shares of Restricted Stock granted under the Plan may be evidenced in such manner as the Company deems appropriate, including, without limitation, book-entry registration of the shares on the Company’s books and records or the issuance of a stock certificate or certificates that shall be held in the custody of the Secretary of the Company until the Restricted Period applicable to the Award lapses.

(b) Vesting. Restricted Stock and Restricted Stock Units granted to Participants under the Plan shall be subject to a Restricted Period established pursuant to the terms of the Plan or by the Committee. Except as otherwise specified in the Plan or determined by the Committee at or after grant, the Restricted Period with respect to Restricted Stock and Restricted Stock Units that vest (i) solely based on the passage of time and the continued performance of services shall lapse in three approximately equal annual installments on the first through third anniversaries of the grant date and (ii) upon the satisfaction of Performance Goals shall lapse, to the extent Performance Goals have been achieved, not earlier than one year after the commencement of the applicable Performance Cycle. The Restricted Period applicable to any Restricted Stock grant or Restricted Stock Award shall be specified in the Participant’s Award Notice. The Restricted Period may lapse with respect to portions of Restricted Stock and Restricted Stock Units on a pro rata basis, or it may lapse at one time with respect to all Restricted Stock and Restricted Stock Units in an Award. The Restricted Period shall also lapse, in whole or in part, upon the occurrence of any event or events, including a Change in Control, specified in the Plan.

(c) Settlement of Restricted Stock and Restricted Stock Units. At the expiration of the Restricted Period for any outstanding Restricted Stock Awards, the Company shall evidence the lapse of the restrictions applicable to the Restricted Stock Award and shall, upon request, deliver stock certificates evidencing the shares related to such Restricted Stock Awards to the Participant or the Participant’s legal representative (or otherwise evidence the issuance of such shares free of any restrictions imposed under the Plan). At the expiration of the Restricted Period with respect to any outstanding

Restricted Stock Unit, the Participant shall receive, in the Committee’s discretion (i) a cash payment equal to the Fair Market Value of the underlying share of Common Stock as of such payment date, (ii) one share of Common Stock or (iii) any combination of cash and Common Stock.

(d) Restrictions on Transferability. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant during the Restricted Period, except that the Committee may permit (on such terms and conditions as it shall establish) shares of Restricted Stock and Restricted Stock Units to be transferred during the Restricted Periods to a Permitted Transferee, in accordance with Section 14(a), provided that any shares of Restricted Stock or Restricted Stock Units so transferred shall remain subject to the provisions of this Section 8.

(e) Rights as a Shareholder. Except for the restrictions set forth herein and unless otherwise determined by the Committee, the Participant shall have all the rights of a shareholder with respect to shares of Restricted Stock, including but not limited to, the right to vote and the right to receive dividends. A Participant shall not have any right, in respect of Restricted Stock Units awarded pursuant to the Plan, to vote on any matter submitted to the Company’s stockholders until such time as the shares of Common Stock attributable to such Restricted Stock Units have been issued. The Committee shall determine whether Dividend Equivalents will be provided in respect of any Restricted Stock Unit Award, the manner in which any such Dividend Equivalents will be deemed invested, the time or times at which such Dividend Equivalents shall be deemed payable, and any other terms and conditions thereon that the Committee shall deem appropriate, provided that no Dividend Equivalents shall be paid or payable on any Restricted Stock Units before they vest.

(f) Legending. To the extent that certificates are issued to a Participant in respect of shares of Restricted Stock awarded under the Plan (or in the event that such Restricted Stock are held electronically), such shares shall be registered in the name of the Participant and shall have such legends (or account restrictions) reflecting the restrictions of such Awards in such manner as the Committee may deem appropriate.

SECTION 9

PERFORMANCE SHARES AND PERFORMANCE UNITS

(a) Generally. Awards may be granted in the form of Performance Shares and Performance Units and may be granted to Participants at such time or times as shall be determined by the Committee. The Committee shall have the authority to determine the Participants who shall receive Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for each or any Performance Cycle, and the Performance Goals applicable in respect of such Performance Shares and Performance Units for each Performance Cycle. The Committee shall determine the duration of each Performance Cycle (the duration of Performance Cycles may differ from each other), and there may be more than one Performance Cycle in existence at any one time. Unless otherwise determined by the Committee, the Performance Cycle for Performance Shares and Performance Units shall be three years, and shall in no event be less than one year. The Committee shall determine whether Dividend Equivalents will be provided in respect of any Performance Share Award or Performance Unit Award, the manner in which any such Dividend Equivalents will be deemed invested, the time or times at which such Dividend Equivalents shall be deemed payable, and any other terms and conditions thereon that the Committee shall deem appropriate, provided that no Dividend Equivalents shall be paid or payable on any Performance Shares or Performance Units before they become earned and vested. The Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive a performance-based Award after the commencement of a Performance Cycle. Performance Shares and Performance Units shall be evidenced by an Award Notice that shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Goals applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. No shares of Common Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units.

(b) Earned Performance Shares and Performance Units. Performance Shares and Performance Units shall become earned and vested, in whole or in part, based upon the attainment of specified Performance Goals or the occurrence of any event or events including a Change in Control, as the Committee shall determine, either at or after the grant date. In addition to the achievement of the specified Performance Goals, the Committee may, in the Award Notice, condition payment of Performance Shares and Performance Units on such conditions as the Committee shall specify. The Committee may also require the completion of a minimum period of service (in addition to the achievement of any applicable Performance Goals) as a condition to the vesting of any Performance Share Award or Performance Unit Award.

(c) Performance Goals. Performance Goals shall be determined by the Committee, in its discretion, and shall be set out in the Award Notice. The Committee may at any time adjust the Performance Goals for any Performance Cycle as it deems equitable in recognition of events impacting the comparability of the Company’s results of operations or financial condition, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

(d) Reserved

(e) Certification of Attainment of Performance Goals. As soon as practicable after the end of a Performance Cycle and prior to any payment or vesting in respect of such Performance Cycle, the Committee shall certify in writing the number of any Performance Shares and the number and value of any Performance Units which have been earned or vested on the basis of performance in relation to the established Performance Goals.

(f) Payment of Awards. Payment or delivery of Common Stock with respect to earned Performance Shares and earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s legal representative, as soon as practicable after the expiration of the Performance Cycle and the Committee’s certification under Section 9(e) above, provided that payment or delivery of Common Stock with respect to earned Performance Shares and earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Committee have been satisfied. The Committee shall determine whether earned Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, shares of Common Stock or in a combination thereof, with the value or number of shares payable to be determined based on the Fair Market Value of the Common Stock on the date of the Committee’s certification under Section 9(e) above. The Committee shall have the right to impose whatever conditions it deems appropriate with respect to the award or delivery of shares of Common Stock, including conditioning the vesting of such shares on the performance of additional service.

SECTION 10

OTHER STOCK-BASED AWARDS

The Committee may grant Other Stock-Based Awards in accordance with this Section 10. Other Stock-Based Awards may take such form of an interest in the Common Stock, the value of a specified number of shares of Common Stock or any combination thereof as the Committee shall determine, including outright awards of Common Stock in satisfaction of an obligation of an Employer in respect of compensation that would otherwise be payable to an Employee in cash (each, a “Cash Settlement Award”). The number of shares of Common Stock that may be subject to Other Stock-Based Awards shall not exceed five percent (5%) of the shares authorized for issuance under Section 5(a) hereof, except that, the number of Other Stock-Based Awards that are Cash Settlement Awards shall not be subject to, or otherwise counted against, the foregoing 5% limit. In addition to any other terms and conditions that may be specified by the Committee, each Other Stock-Based Award shall specify the impact of a termination of service upon the rights of a Participant in respect of such Award. At the discretion of the Committee, such conditions may be the same as apply with respect to Restricted Stock or Restricted Stock Units, or may contain terms that are more or less favorable to the Participant. The terms of any Other Stock-Based Award need not be uniform in application to all (or any class of) Participants, and each Other Stock-Based Award granted to any Participant (whether or not at the same time) may have different terms. Any such Other Stock-Based Award shall be evidenced by an Award Notice which specifies the terms and conditions applicable thereto.

SECTION 11

TERMINATION OF EMPLOYMENT

(a) Termination Due to Death, Disability, Retirement. Unless otherwise determined by the Committee at or after the time the Award is granted and set forth in the Award Notice, if a Participant’s employment or service terminates due to the Participant’s death, Disability or Retirement:

(i) Performance Awards. With respect to Performance Awards, the Participant or Participant’s designated beneficiary, as the case may be, shall be entitled to a distribution of, and such Performance Awards shall be deemed vested to the extent of, the same number or value of Performance Awards that would have been payable for the Performance Cycle had the Participant’s service with the Company or Subsidiary continued until the end of the applicable Performance Cycle, pro-rated to reflect the time period from the commencement of the Performance Cycle through the date of the termination of the Participant’s service with the Company or Subsidiary. Any Common Stock issuable in respect of such Performance Awards or value of Performance Awards payable in cash that become payable in accordance with the preceding sentence shall be paid on the date the Performance Award would have been paid had the Participant remained employed through the end of the Performance Cycle.

(ii) Restricted Stock and Restricted Stock Unit Awards. Unless otherwise specified by the Committee in the corresponding Award Notice, all outstanding Awards of Restricted Stock and Restricted Stock Units shall become immediately and fully vested, regardless of the extent to which otherwise vested as of the date of such termination of service or employment. Any Common Stock issuable or cash payable in respect of any Restricted Stock Units that vest pursuant to the preceding sentence shall be paid on the date the Restricted Stock Units would have been paid had the Participant remained employed through the end of the Restricted Period.

(iii) Options/SARs. Unless otherwise specified by the Committee in the corresponding Award Notice, all outstanding Options and SARs shall become immediately and fully exercisable, regardless of the extent to which they are otherwise exercisable as of the date of such termination of service or employment. Unless otherwise specified by the Committee in the corresponding Award Notice, all outstanding Options and SARs awarded to a Participant whose employment terminates due to death, Disability or Retirement shall remain exercisable by the Participant, his legal representative or his Permitted Transferee, until the fifth anniversary of the date of the Participant’s termination of service or the Award’s original expiration date, whichever is earlier, after which date any unexercised Options and SARs shall terminate.

(b) Termination for Cause. Unless otherwise determined by the Committee at or after the grant date and set forth in the Award Notice covering such Award, if a Participant’s employment or service terminates for Cause, all Options and SARs, whether vested or unvested, and all other Awards that are unvested, unexercisable or with respect to which the Restricted Period has not lapsed shall be immediately forfeited and cancelled, effective as of the date of the Participant’s termination of service.

(c) Termination due to a Divestiture. Unless otherwise specified by the Committee in the corresponding Award Notice, if a Participant’s employment or service terminates due to the divestiture by the Company of one or more Subsidiaries or other business segments, divisions or operations in a transaction that does not otherwise qualify as a Change in Control:

(i) Performance Awards. With respect to Performance Awards, the Participant shall be entitled to a distribution of, and such Performance Awards shall be deemed vested to the extent of, the same number or value of Performance Awards that would have been payable for the Performance Cycle had the Participant’s service with the Company or Subsidiary continued until the end of the applicable Performance Cycle, pro-rated to reflect the time period from the commencement of the Performance Cycle through the date of the termination of the Participant’s service due to the divestiture (including a termination of service occurring by reason of the sale of a Subsidiary). Any Common Stock issuable in respect of such Performance Awards or value of Performance Awards payable in cash that become payable in accordance with the preceding sentence shall be paid on the date the Performance Award would have been paid had the Participant remained employed through the end of the Performance Cycle.

(ii) Restricted Stock and Restricted Stock Unit Awards. Unless otherwise specified by the Committee in the corresponding Award Notice, all outstanding Awards of Restricted Stock and Restricted Stock Units shall become immediately and fully vested, regardless of the extent to which otherwise vested as of the date of such termination of service or employment due to such divestiture. Any Common Stock issuable or cash payable in respect of any Restricted Stock Units that vest pursuant to the preceding sentence shall be paid promptly (but in no event later than 60 days) after the date of such divestiture.

(iii) Options/SARs: Unless otherwise specified by the Committee in the corresponding Award Notice, all outstanding Options and SARs shall become immediately and fully exercisable, regardless of the extent to which they are otherwise exercisable as of the date of such termination of service or employment due to the divestiture and shall remain exercisable until the third anniversary of the date of such divestiture or the Award’s original expiration date, whichever is earlier, after which date any unexercised Options and SARs shall terminate.

(d) Termination due to a Reduction in Force. Unless otherwise specified by the Committee in the corresponding Award Notice (or after the date of the issuance of such Award Notice, if more favorable to the Participant), if a Participant’s employment or service terminates without Cause due to a reduction in force or similar downsizing at the Company or any Subsidiary unit that affects a significant number of employees, all Awards that are unvested, unexercisable or with respect to which the Restricted Period has not lapsed, and Performance Awards for which the applicable Performance Cycle has not been completed, shall be immediately forfeited and cancelled, effective as of the date of the Participant’s termination of service. Unless otherwise specified by the Committee in the corresponding Award Notice, any Option or SAR that is vested not later than the date of termination shall remain exercisable until the first anniversary of the date of the Participant’s termination of service or the Award’s original expiration date, whichever is earlier, after which date any unexercised Option or SAR shall terminate.

(e) Termination for any Other Reason. Unless otherwise determined by the Committee at or after the time the Award is granted, and except as may otherwise be provided in any agreement to which the Company and a Participant are parties, if a Participant’s employment or service with the Company or a Subsidiary is terminated for any reason other than death, Disability, Retirement, Cause, divestiture or reduction in force, all Options and SARs that are not exercisable, and all other Awards that have not vested or become payable, as of the date of such termination shall be immediately forfeited and cancelled, effective as of the date of the Participant’s termination of service. Unless otherwise specified in the Participant’s Award Notice, and except as may otherwise be provided in any agreement to which the Company and a Participant are parties, any Options and SARs awarded to a Participant whose employment or service with the Company or a Subsidiary terminates other than due to death, Disability, Retirement or Cause (including, without limitation, by reason of the fact that an entity that employs or employed the Participant ceases to be a Subsidiary) that are exercisable as of such termination shall remain exercisable for 90 days thereafter, or until the Award’s original expiration date, whichever is earlier, after which date any unexercised Options and SARs shall terminate.

SECTION 12

CHANGE IN CONTROL

(a) Accelerated Vesting and Payment. Subject to the provisions of Section 12(b) below, in the event of a Change in Control (i) each Option and SAR then outstanding shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and/or SAR, (ii) the Restricted Period shall lapse as to each share of Restricted Stock then outstanding, (iii) each outstanding Restricted Stock Unit shall become fully vested and payable, (iv) each outstanding Performance Share Award and Performance Unit Award shall be deemed earned at the target level of performance for such Award, and (v) each outstanding Other Stock-Based Award shall become fully vested and payable. In addition, in connection with such a Change in Control, the Committee may, in its discretion, provide that each Option and/or SAR shall, upon the occurrence of such Change in Control, be canceled in exchange for a payment per share in cash (the “Settlement Payment”) in an amount equal to the excess, if any, of the Fair Market Value over the exercise price of such Option or the Grant Price of such SAR. Should the Committee authorize any Settlement Payments in respect of Options, the Committee may determine that any Options which have an exercise price per share below the Fair Market Value shall be deemed cancelled and satisfied in full for a deemed Settlement Payment of zero. The Committee may also direct that each Restricted Stock Unit, Other Stock-Based Award, Performance Share and/or Performance Unit shall be settled in cash with its value determined based on the value received by the shareholders in any transaction that itself constitutes a Change in Control.

(b) Alternative Awards. Notwithstanding Section 12(a), no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith, prior to the occurrence of a Change in Control, that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Alternative Award”), by a Participant’s employer (or the parent or an affiliate of such employer) immediately following the Change in Control; provided that any such Alternative Award must:

(i) be based on stock which is traded on an established U.S. securities market;

(ii) provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(iii) have substantially equivalent economic value to such Award (determined at the time of the Change in Control and using valuation principles permitted under Treas. Reg. § 1.424-1); and

(iv) have terms and conditions which provide that in the event that, during the 24-month period following the Change in Control, the Participant’s employment or service is involuntarily terminated for any reason (including, but not limited to a termination due to death or Disability) other than for Cause or Constructively Terminated (as defined below), all of such Participant’s Options and/or SARs shall be deemed immediately and fully exercisable, the Restricted Period shall lapse as to each of the Participant’s outstanding Restricted Stock awards, each of the Participant’s outstanding Restricted

Stock Unit Awards and Other Stock-Based Awards shall be payable in full and each such Alternative Award shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities or in a combination thereof, in an amount equal to, in the case of an Option or SAR, the excess of the fair market value of such stock on the date of the Participant’s termination over the corresponding exercise or base price per share and, in the case of any Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award, the fair market value of the number of shares of stock subject or related thereto.

(c) Constructive Termination. For purposes of Section 12(b)(iv), a Participant’s employment or service shall be deemed to have been Constructively Terminated if, without the Participant’s written consent, the Participant terminates employment or service within 120 days following either (x) a material reduction in the Participant’s base salary or a Participant’s incentive compensation opportunity, or (y) the relocation of the Participant’s principal place of employment or service to a location more than 35 miles away from the Participant’s prior principal place of employment or service.

(d) Amounts Subject to Section 409A. Notwithstanding the foregoing provisions of this Section 12, to the extent that any Award granted under the Plan and outstanding at the time of a Change in Control is treated as “deferred compensation” under Section 409A, and not exempt from its requirements under any applicable exemption therefrom, no acceleration of payment of such Award shall be made upon a Change in Control unless such event is also a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation within the meaning of Section 409A. Any Award which is not payable upon the occurrence of a Change in Control solely by reason of the operation of this Section 12(d) shall become vested in accordance with Section 12(a) (unless the provisions of Section 12(b) apply to such Award), but shall be paid at the date or event that such Award would have been payable without regard to the occurrence of such Change in Control.

SECTION 13

EFFECTIVE DATE, AMENDMENT,

MODIFICATION AND TERMINATION OF PLAN

(a) Generally. The Plan originally became effective on March 11, 2010. The Plan, as amended and restated, shall be effective on the Effective Date, and shall continue in effect, unless sooner terminated pursuant to this Section 13, until March 11, 2035. The Board or the Committee may at any time in its sole discretion, for any reason whatsoever, terminate or suspend the Plan, and from time to time, subject to obtaining any regulatory approval, including that of the New York Stock Exchange, may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a duly constituted meeting of shareholders of the Company, no amendment or modification to the Plan may (i) materially increase the benefits accruing to Participants under the Plan, (ii) increase the number of shares of Common Stock subject to the Plan, (iii) modify the class of persons eligible for participation in the Plan or (iv) materially modify the Plan in any other way that would require shareholder approval under any regulatory requirement that the Committee determines to be applicable, including, without limitation, the rules of the New York Stock Exchange.

SECTION 14

MISCELLANEOUS

(a) Nonassignability. Except as provided herein or in an Award Notice, no Award may be sold, assigned, transferred, pledged or otherwise encumbered except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) a Participant to transfer an Award for no consideration to the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest (a “Trust”) and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (“Permitted Transferees”), provided further that nothing in this Section 14(a) shall prohibit the transfer of an Award from a Trust back to a Participant to whom the Award was originally granted, in accordance with the terms of the Trust. No amendment to the Plan or to any Award shall permit transfers other than in accordance with the preceding sentence. Any attempt by a Participant to sell, assign, transfer, pledge or encumber an Award without complying with the provisions of the Plan shall be void and of no effect. Except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

(b) Tax Withholding. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the participant to pay to it such tax prior to and as a condition of the making of such payment. Subject to any administrative rules, regulations or procedures established by the Committee, a Participant may pay the amount of taxes required by law to be withheld from an Award, in whole or in part, by requesting that the Company withhold from any payment of Common Stock due as a result of such Award, or by delivering to the Company, shares of Common Stock having a Fair Market Value less than or equal to the amount of such required withholding taxes.

(c) Noncompetition and Other Adverse Actions. Notwithstanding anything contained in this Plan to the contrary, unless the Award Notice specifies otherwise, a Participant shall forfeit all unexercised, unearned, and/or unpaid Awards, including Awards earned but not yet paid, all unpaid Dividend Equivalents, and all interest, if any, accrued on the foregoing if, (i) in the opinion of the Committee, the Participant, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with the business conducted by the Company or any Subsidiary or (ii) the Participant performs any act or engages in any activity which in the opinion of the Committee is adverse to the best interests of the Company. Notwithstanding anything else in the Plan to the contrary, the Committee may suspend the exercisability or the payment of any Award hereunder during any period during which the Company is determining whether the requirements of this Section 14(c) have been violated. Covered Compensation paid to a Covered Officer (as such terms are defined under the Company’s Clawback Policy) that results from an Award under this Plan shall be recoverable under the Clawback Policy, subject to the terms and conditions of such Clawback Policy.

(d) Amendments to Awards. The Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including Awards earned but not yet paid, to the extent it deems appropriate, provided, however, that subject to Section 5(d) any such amendment which is adverse to the Participant shall require the Participant’s consent unless the Committee determines that such amendment or modification is necessary or advisable to comply with applicable law as a result of changes in law or regulation or to avoid the imposition of an additional tax, interest or penalty under Section 409A.

(e) No Right, Title or Interest in Company Assets. No Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate or book entry shares in his name, and, in the case of Restricted Stock, Stock Options or SARs, until such rights are granted to the Participant. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

(f) Regulatory Approvals and Listings. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Awards resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (iii) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

(g) No Right to Continued Employment or Grants. Participation in the Plan shall not give any Participant any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Participant at any time. Further, the adoption of this Plan shall not be deemed to give any person the right to be selected as a Participant or to be granted an Award, nor shall the grant of one Award guarantee the grant of further Awards in the future.

(h) No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company or any Subsidiary to take any action which such entity deems to be necessary or appropriate.

(i) Legal Fees. The Company shall pay all legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right he may be entitled to under the Plan following the occurrence of a Change in Control, provided that the Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

(j) Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New Jersey, without regard to principles of conflict of laws.

(k) No Impact on Benefits. Except as may otherwise be specifically provided for under any employee benefit plan, policy or program provision to the contrary, Awards shall not be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

(l) Captions. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.